Exhibit 13.1

EMAIL 1

To Our Investor Community -

DSTLD recently re-filed with the SEC to launch a second round of a Regulation A+ fundraise. We couldn’t be more excited, and we’re giving valuable investors from round one—you!—the opportunity to reserve additional shares before announcing to the general public. Reservations begin today, Tuesday, July 11, and you’ll have one week to join before we open up our campaign.

I WANT IN →

ROUND ONE WAS A HUGE SUCCESS

With the funds raised from our Reg A+ last year, we were able to explore new marketing channels, expand product selection, and grow the company in terms of both revenue and customers. A few highlights of what we’ve achieved since:

Because of this momentum, we’ve decided to open a second round. It’s not big power-player VCs we need to shine. It’s you—the real, passionate fans who know and love DSTLD.

SIGN ME UP →

KEY TERMS

If you’re interested in reserving additional shares, please visit our SeedInvest page for updated financials and metrics.

Please let us know if you have any additional questions, and thank you for your continued support.

x Corey and Mark

WATCH OUR NEW VIDEO WITH DESIGN DIRECTOR PAUL ROUGHLEY

Denim.LA, Inc. (“DSTLD”) is is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Denim.LA, Inc. (“DSTLD”): https://www.seedinvest.com/dstld/series.a.2.

This Company’s profile and accompanying offering materials may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These statements reflect management’s current views with respect to future events based information currently available and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements, and is under no duty to update any such statements to conform them to actual results.

EMAIL 2

Last week, we announced reservations for our second Reg A+ campaign, and gave our first class of investors - the early adopters - the opportunity to reserve shares ahead of everyone else. Support flooded in almost immediately and many of our initial backers came back for more; we've garnered over $200k in reservations so far.

Tomorrow we'll be opening up reservations to the public, but want to make sure as a current investor you have dibs. You can reserve additional shares here.

We're thrilled with the growth accomplished over the last 12 months, and thankful for your contribution. You can review a new Investor Deck as well as performance metrics on our updated SeedInvest page.

Thanks again, and please let us know if we can answer any additional questions!

Corey and Mark

WATCH: A CHANCE TO INVEST IN DSTLD

DSTLD | LUXE DENIM + ESSENTIALS

INVEST@DSTLD.LA

DSTLD.COM

@DSTLD

Denim.LA, Inc. (“DSTLD”) is is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Denim.LA, Inc. (“DSTLD”): https://www.seedinvest.com/dstld/series.a.2.

This Company’s profile and accompanying offering materials may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These statements reflect management’s current views with respect to future events based information currently available and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements, and is under no duty to update any such statements to conform them to actual results.

EMAIL 3

GET IN FIRST.

GET PERKS.

We're inviting you to reserve shares now, ahead of the official campaign launch later this summer. Sign up today to guarantee both your investment and your sport in our new Investor Perks program. A few of the benefits:

+30% off through 2017 for contributors to the first $1M raised

+20% off through 2017 for contributors to the second $1M raised

+Investor-only offers like events, sales, early access to new products - all year

+Access to our Investor Portal with real-time metrics, product previews, and news

+VIP customer service

Don't wait! Investor Perks are available only a first come, first served basis.

SIGN ME UP >

Denim.LA, Inc. (“DSTLD”) is is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Denim.LA, Inc. (“DSTLD”): https://www.seedinvest.com/dstld/series.a.2.

This Company’s profile and accompanying offering materials may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These statements reflect management’s current views with respect to future events based information currently available and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements, and is under no duty to update any such statements to conform them to actual results.

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